Exhibit 99.3

FORM OF CLIENT LETTER

MERCER INTERNATIONAL INC.

Offer to Exchange $250,000,000 of 6.500% Senior Notes due 2024

Registered under the Securities Act of 1933 for

An Equal Amount of Outstanding 6.500% Senior Notes due 2024

To Our Clients:

Enclosed for your consideration is a prospectus, dated                         , 2017 (the “Prospectus”), and the letter of transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) of Mercer International Inc. (the “Company”) to exchange an aggregate principal amount of up to $250,000,000 of its 6.500% senior notes due 2024 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its outstanding 6.500% senior notes due 2024 (the “Old Notes”) issued on February 3, 2017 and March 27, 2017, which have not been registered under the Securities Act, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the registration rights agreement, dated as of February 3, 2017, between the Company and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers referred to therein, and the registration rights agreement, dated as of March 27, 2017, between the Company and Credit Suisse Securities (USA) LLC, as initial purchaser.

This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER THE OLD NOTES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                         , 2017, UNLESS EXTENDED BY THE COMPANY. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

Your attention is directed to the following:

1.	The Exchange Offer is for any and all Old Notes.

2.	The Exchange Offer is subject to conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions”.

3.	The Exchange Offer expires at 5:00 p.m., New York City time on , 2017, unless extended by the Company.

4.

Any transfer taxes incident to the transfer of the Old Notes from the tendering holder to the Company will be paid by the Company, except as otherwise provided in the Prospectus and the Letter of Transmittal.

IF YOU WISH TO TENDER YOUR OLD NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE BACK OF THIS LETTER, ON WHICH YOU ARE REFERRED TO AS “THE UNDERSIGNED”. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Old Notes in your account.

Unless a specific contrary instruction is given in the space provided, your signature(s) hereon will constitute an instruction to us to tender all the Old Notes held by us for your account.

Please carefully review the enclosed material as you consider the Exchange Offer.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by the Company with respect to its Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer all rights, title and interest in the Old Notes and to acquire New Notes issuable upon exchange of such tendered Old Notes, and that, when such validly tendered Old Notes are accepted by the Company for exchange, the Company will acquire good, marketable and unencumbered title to such tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction or proxy of any kind.

By completing, executing and delivering these instructions, the undersigned hereby (i) makes the acknowledgments, representations and warranties referred to above, (ii) instructs you to tender the Old Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, and (iii) expressly agrees to be bound by the Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for such person’s account, it is understood that you are authorized (i) to make, on behalf of the undersigned, the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of Old Notes, (ii) to make such agreements, representations and warranties, on behalf of the undersigned, as are set forth in the Letter of Transmittal, and (iii) to take such other action as may be necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Notes.

Please tender the Old Notes held by you for my account, as indicated below:

Certificate Numbers(1)	Aggregate Principal Amount of Old Notes(2)	Aggregate Principal Amount of Old Notes Tendered

Total Principal Amount of Old Notes Tendered

(1)      Need not be completed by holders delivering by book-entry transfer (see below).

(2)      Unless otherwise indicated in the columns labeled “Aggregate Principal Amount of Old Notes Tendered”, a holder will be deemed to have tendered ALL of the Old Notes represented by the Old Notes indicated in the column. Old Notes tendered hereby must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000. See Instruction 4 of the letter of Transmittal.

☐ Please do not tender any Old Notes held by you for my account.

Name(s) of beneficial owner(s) (please print): ___________________________________________________

Signature(s): _____________________________________________________________________________

Address: ________________________________________________________________________________

Telephone Number: _______________________________________________________________________

Employer Identification or Social Security Number: __________________________________________________

My Account Number with You: ______________________________________________________________

Dated: _________________________

(Must be signed by the registered holder(s) of Old Notes exactly as their name(s) appear(s) on certificate(s) for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Letter of Transmittal, including such opinions of counsel, certifications and other information as may be required by the Company or the trustee for the Old Notes to comply with the restrictions on transfer applicable to the Old Notes. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Exchange Agent of such person’s authority to so act. See Instruction 5 to the Letter of Transmittal.)

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.